Exhibit 23
                         INDEPENDENT AUDITORS' CONSENT

CRAIG W. CONNERS                                               1399 Ninth Avenue
A Professional Corporation                                             Suite 108
Certified Public Accountants                         San Diego, California 92101
                                                        Telephone (619) 230-0300

April 10, 2002

Sent Via FACSIMILE

To the Board of Directors
Universal Life Holding Corporation

     RE:  Consent Letter

     We consent to the use of our report dated April 5, 2002, with respect to the balance sheet of Universal Life Holding Corporation as of December 31, 2001
and the related statement of changes in net assets in liquidation for the year ended December 31, 2001, which report appears in your Annual report on Form
10-KSB for the year ended December 31, 2001.

                                                     Yours truly,

                                                     /s/ Craig W. Conners

                                                     Craig W. Conners
                                                     Certified Public Accountant